EX-99.B11-ggconsnt

                         INDEPENDENT AUDITOR'S CONSENT

United Gold & Government Fund, Inc.:

We consent to the use in Post-Effective Amendment No. 20 to Registration Statement No. 2-96520 of our report dated February 7, 1997 appearing in the Statement of Additional Information, which is a part of such Registration Statement, and to the reference to us under the caption "Financial Highlights" appearing in the Prospectuses, which are also a part of such Registration Statement.



Deloitte & Touche LLP
Kansas City, Missouri
March 26, 1997